Exhibit 10.12

September 22, 2011

Oded Golan

c/o Comverse Ltd.

29 Habarzel Street

Tel Aviv, Israel 69710

Re: Amendment to Employment Agreement.

This letter (the “Amendment Letter”) amends that certain EMPLOYMENT OFFER LETTER, dated June 15, 2010, as amended by that certain amendment letter dated March 3, 2011 (together, the “Agreement”), by and between you (the “Executive”) and Comverse Ltd., a corporation existing under the laws of Israel (“Company”). Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

1.      The undersigned hereby agrees with you that:

(a)	From and after July, 2011, the references to “Senior Vice President, Business Transformation” in the Agreement shall be replaced with “Senior Vice President, Chief Operating Officer.”

(b)	Section 1(f) shall be amended by deleting in its entirety subsection (C) under the definition of “Involuntary Termination.”

(c)	Each of Section 5(a) and 5(d) shall be deleted in their entirety.

(d)	Section 5(f) shall be amended by deleting the words “upon expiration of the term” in the first sentence thereof.

2.      All references in the Agreement to “this Agreement,” and to all other words referring to the Agreement (such as “herein,” “hereto,” “herewith” and “hereunder”), shall be deemed to mean and refer to the Agreement, as amended by this Amendment Letter. This Amendment Letter shall effect appropriate revisions to cross-references throughout the Agreement to reflect the amendments set forth herein.

3.      Miscellaneous.

(a)    No omission or delay by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege.

(b)    This Amendment Letter may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(c)    Except as otherwise provided or referred to herein, the Agreement, as amended by this Amendment Letter, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof, including the provisions of all other prior agreements, plan, corporate policies and practices, as well as any other unwritten applicable obligation, concerning the effect of a termination of employment on the relationship between the Company and the Executive. This Amendment Letter may not be amended, except by a written instrument hereafter signed by each of the parties hereto.

(d)    This Amendment Letter and the performance hereof shall be construed and governed in accordance with the laws of the State of Israel exclusively. Any court action instituted by Executive or on his behalf or by the Company relating in any way to this Agreement shall be filed in a labor court in Israel and the parties consent to the jurisdiction and venue of these courts in any such jurisdiction.

(e)    This Amendment Letter does not and shall not be construed as a guarantee of continued employment of the Executive by the Company for any period of time. The Executive understands and acknowledges that he is an employee “at-will” and that either he or the Company may terminate the employment relationship between them at any time and for any lawful reason.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AMENDMENT LETTER AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AMENDMENT LETTER.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

COMVERSE LTD.
By:	/s/ Sharon Dayan
Name: Sharon Dayan Title: SVP, Global Head of Human Resources

ACKNOWLEDGEMENT AND AGREEMENT

as of this 22nd day of September, 2011

EXECUTIVE

/s/ Oded Golan

Oded Golan